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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
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For more information contact:
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
Don Emery                            David Drummond                           John Jordan
SmartForce                           SmartForce                               Shandwick PR
(650) 817-5815                       (650) 817-5775                           (650) 596-5880
don_emery@smartforce.com             david_drummond@smartforce.com            jjordan@shandwick.com
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
SMARTFORCE, FORMERLY CBT SYSTEMS, UNVEILS INDUSTRY'S FIRST COMPLETE E-LEARNING SOLUTION

Company Turns to Web to Redefine Learning Solutions for the Internet Economy and
     Pursue Opportunities in Business-to-Business and Business-to-Consumer
                                    Markets

REDWOOD CITY, Calif.--Oct. 19, 1999--CBT Systems, the company that created the computer-based training industry, announced today that it will redefine the learning industry by unveiling a first-of-its-kind, fully integrated, Internet-based e-Learning solution.

As testimony to its commitment to a total solution for preparing the global workforce for the next millennium, the company will also re-name itself SmartForce. Beginning Wednesday, Oct. 20, 1999, the company's ADRs will trade on the Nasdaq National Market under the symbol "SMTF."

The foundation for this strategic initiative is SmartForce e-Learning. With companies worldwide looking for a quicker, more effective way to teach employees what they need to know to stay ahead and thus gain a competitive advantage, SmartForce e-Learning enables employees to learn the career skills they need to succeed. As businesses and individuals turn more and more to the Internet, SmartForce e-Learning is designed to be the learning solution for the Internet economy.

"Our e-Learning initiative is a powerful step forward for the company and, we
believe, the industry," said SmartForce CEO Greg Priest.   "e-Learning promises
a superior learning experience to individuals and a critical e-business application for companies. A major challenge over the next 10 years is to keep the global workforce continuously updated on cutting-edge technology and business issues in an economy that moves at Internet speed. Any company that
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does not initiate strategic learning programs today might as well hand over their business to the competition now."

SmartForce will leverage the Internet to pursue two business opportunities. The first is a business-to-business opportunity, in which SmartForce will provide e-Learning solutions to organizations seeking to remain competitive in an economy where knowledge and innovation is the source of competitive advantage. With this move, SmartForce will provide enterprises with an advanced e-business application that "Webifies" the training business process. SmartForce is announcing commercial availability of its e-business application today and plans to open the site to corporate customers on Nov. 2.

This initiative also enables SmartForce to pursue a business-to-consumer opportunity through the creation of SmartForce.com, which the company will seek to establish as the leading destination site for professional advancement. SmartForce plans to go live to the public with the site on Nov. 2, concurrent with its B2B launch. SmartForce plans to create a major network of subscribers by leveraging its base of more than 2,000 corporate customers and by bringing new individual and corporate subscribers to the site. By deploying an easy-to-use, complete Internet service, SmartForce will instantly broaden its potential customer reach to the global community of Internet users - which by 2002 is expected to have a population of 320 million.

The infrastructure underlying both of these initiatives is SmartForce e-Learning. e-Learning is more than just a delivery mechanism. It is a powerful, Internet-based solution that leverages the Web to provide a fundamentally faster and better way to learn. It allows students - or e-Learners - to immerse themselves in a dynamic, continuously updated learning environment that provides access to a variety of learning events and resources, including online seminars, mentoring, news, white papers and peer-to-peer collaboration. It also gives e-Learners access to SmartForce's industry-leading library of information technology titles, as well as SmartForce's business and interpersonal skills offerings, which previously had been offered under the Knowledge Well brand.

With SmartForce e-Learning, each e-Learner's learning environment is personalized based on the e-Learner's interests, career objectives and job profile using Broadvision's One-to-One mass customization technology. Enterprises can also leverage SmartForce's e-Learning infrastructure to create their own, customized e-Learning solutions based on their specific business requirements.

"This is a timely and intelligent move for SmartForce," said IDC analyst Ellen Julian, whose firm on Monday released forecasts on the Web-based training market, a key portion of the e-Learning market. "The company is well positioned to capture an increasing share of the market, which has expanded beyond our initial forecast. Our research shows that customers want more personalization, more customization of content,
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more interactivity and more community. What SmartForce is doing is delivering what customers are asking for."

The new solution has already succeeded, according to early adopting customers. In recent months, SmartForce has taken an earlier version of its e-Learning offerings into a small number of carefully selected prospective customers.

"The result was greater than we ever could have anticipated," said Priest. "Out of this initial effort preceding our general commercial release of e-Learning, we have secured the two largest commitments in the history of the company, representing approximately $36 million in total contract value. This is the most powerful testament I can imagine to the power of e-Learning to help our customers achieve their strategic business goals."

Brandon Hall, editor of brandon-hall.com and author of The Web-based Training Cookbook, said, "This is a smart transition. CBT has been a leader in its category for many years and this change opens up vast new markets while capitalizing on the company's core competencies. SmartForce, with its vision, resources, experience and reputation, is poised to continue to play a dominant role in this space."

To underscore its commitment to maintaining market leadership, SmartForce plans to make significant ongoing investments in its e-Learning infrastructure and in building the SmartForce brand.

"We are making these expenditures to widen the gap between SmartForce and the rest of the industry," said Priest. "By continuing to improve and enhance our powerful e-business application and destination site, and by establishing SmartForce as the e-Learning company, we are striving to become recognized as the de facto owner of the Internet education space for career advancement."

The introduction of SmartForce e-Learning marks the company's transition from a courseware vendor to a provider of Internet-based learning solutions. SmartForce will continue to provide its e-Learning solutions to corporate customers under multi-year agreements providing for defined annual commitments and payment schedules. However, because SmartForce will be providing access to an Internet environment under its e-Learning agreements rather than selling software licenses, revenue under these new agreements will be recognized under generally accepted accounting principles over the term of the agreements rather than annually in advance. Revenue deferred under e-Learning agreements will be added to SmartForce's backlog, thereby significantly increasing the company's backlog of business in addition to strongly enhancing the predictability of the company's future revenues.

The new solution is a bold move to expand SmartForce's leadership in the large and ever-expanding corporate education market, while also creating a very exciting B2C business
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opportunity. SmartForce is uniquely positioned to accelerate the shift from traditional learning models to technology mediated learning. As the former CBT Systems, SmartForce has been a leader in technology-based training for 15 years. Its library of more than 1,000 titles is unmatched, as is its experience in developing innovative, effective and fun ways to learn.

"Without properly trained employees, companies and the global economy cannot grow," added Priest. "The solution is SmartForce e-Learning."


About SmartForce

SmartForce, formerly CBT Systems, provides learning solutions based on e-Learning, a fundamentally faster and better way to learn that leverages the power of the Internet. With more than 2,000 major corporate customers, SmartForce offers enterprises e-Learning solutions for the critical training business process. The company has also created SmartForce.com, an e-Learning destination site focused on equipping individuals for career success in the Internet economy. American Depository Receipts trade on the Nasdaq National Market under the symbol "SMTF." The company, which has more than 1,300 employees worldwide, is headquartered at 900 Chesapeake Drive, Redwood City, Calif., 94063. Phone: (650) 817-5900. Fax: (650) 817-5061. Web site: www.smartforce.com.
                                                             ------------------

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements in the press release are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Factors that could cause or contribute to such differences include those discussed in SmartForce's Form 10-K for the year ended Dec. 31, 1998, and the Form 10-Q for the quarter ended June 30, 1999. Any forward-looking statements in this press release reflect management's opinions only as of the date hereof and SmartForce assumes no obligation unless required by law to revise or publicly release the results of any revision to any such forward-looking statements.


                                      ###

   SmartForce, SmartForce e-Learning and the SmartForce logo are trademarks of SmartForce. All other company and product names may be trademarks of the respective companies with which they are associated.